VERUS INTERNATIONAL ANNOUNCES $500,000 LINE OF CREDIT WITH THE COLUMBIA BANK, N.A.

Gaithersburg, MD – August 1, 2019 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB:VRUS) is pleased to announce that it has signed a revolving line of credit (“LOC”) with The Columbia Bank, N.A. (a Fulton Financial Corporation affiliate). The revolving credit line is immediately available for eligible foreign trade financing.

The new revolving credit line carries a favorable variable rate of 30-day LIBOR plus 3.00%. The LOC will be monitored by the Fulton International Group and is considered an initial credit line, with the potential for increases to the LOC loan total in the future.

“This is a great resource for our international financing needs, because it is the kind of commercial credit that can expand over time as our relationship grows with The Columbia Bank,” explained CEO Anshu Bhatnagar. “At our current size, getting a line of credit for international trade from a U.S. bank is gratifying, because international credit is not easy to attain. We are particularly excited about the terms. For example, the 30-day LIBOR rate is currently 2.28%, so under our new loan facility we can borrow right now at just 5.28%, which is a tremendous improvement over any of our prior funding.”

Verus can immediately begin to deploy this source of funds for new business. Based on current average inventory turns, the Company believes that the LOC can generate from $7M to $10M in annual revenue (depending upon the product mix). In addition to this agreement, Verus is also exploring other vendor and trade relationships that can increase its growth trajectory via favorable terms that help minimize the financing for each shipment.

“This credit facility is part of our long-term strategy to qualify for significant sums of commercial and trade credit,” explained CEO Bhatnagar. “We have considerable unfunded business waiting for financing, so this funding will have one purpose – to grow our revenue. Because we are using this for working capital, the effect on sales will be immediate, with the added bonus that the favorable terms will also help our margins. We are very excited to receive this vote of confidence from a major U.S. financial institution. It important to remember that this is a just an initial credit line, so we expect the size of the credit line to increase over time.”

Operational Update

Three of the first four ice cream flavors have shipped and the fourth just completed production. To clarify the process for those who are unfamiliar with a distributor model, the initial shipments go directly to the distributor, not to the retail stores. So, the major store roll out for ice cream will occur in August as the distributors add the Verus products to their routes and stocking schedules. By the end of August, we expect the ice cream will be well represented in the initial target team markets. The candy is several weeks ahead in terms of placement and recently passed the 500-store mark. Verus will provide periodic updates on the store count of the Major League Baseball (MLB) products as distribution accelerates during the next few months.

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332

In addition to selected corporate commentary, interested investors are encouraged to monitor upcoming product announcements via the official Twitter feed @Verus_Foods.

About Verus International, Inc.

Verus International operates an international food subsidiary (Verus Foods) that sells branded consumer products to customers worldwide. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company website: www.verusfoods.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332